EXHIBIT 10.26

FIRST AMENDMENT TO

FM ASSET PURCHASE AGREEMENT AND AM ASSET PURCHASE AGREEMENT

This FIRST AMENDMENT TO FM ASSET PURCHASE AGREEMENT AND AM ASSET PURCHASE AGREEMENT (this “Amendment”) is dated as of October 8, 2002 and entered into by and among El Dorado Communications, Inc., a California corporation (“EDC”), El Dorado 108, Inc., a Texas corporation (“EDC Sub”) and KXTJ License, Inc., a Delaware corporation (“EDC License Sub”), on the one hand, and LBI Media, Inc., a California corporation formerly named LBI Holdings II, Inc. (“LBI Media” or “LBI Holdings”), Liberman Broadcasting of Houston, Inc., a California corporation (“LBI”), and Liberman Broadcasting of Houston License Corp., a California corporation (“LBI Sub”), on the other. EDC, EDC Sub and EDC License Sub are referred to collectively as “Seller,” and LBI and LBI Sub are referred to collectively as “Buyer.”

This Amendment is made with reference to that certain FM Asset Purchase Agreement among Seller, LBI Media and the Buyer dated April 5, 2002 (the “FM Asset Purchase Agreement”) and that certain AM Asset Purchase Agreement among Seller, LBI Media and the Buyer dated April 5, 2002 (the “AM Asset Purchase Agreement;” together with the FM Asset Purchase Agreement, the “Asset Purchase Agreements”).

Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Asset Purchase Agreements.

RECITALS

WHEREAS, since the signing of the Asset Purchase Agreements, issues have arisen with respect to the sale of Station KEYH to the Buyer;

WHEREAS, the Parties have agreed to close the purchase and sale transaction contemplated by the FM Asset Purchase Agreement, as amended by this Amendment (as so amended, the “Amended FM Asset Purchase Agreement”), concurrently with the effectiveness of Sections 1 and 2 of this Amendment and to close the purchase and sale transaction contemplated by the AM Asset Purchase Agreement, as amended by this Amendment (as so amended, the “Amended AM Asset Purchase Agreement”; together with the Amended FM Asset Purchase Agreement, the “Amended Asset Purchase Agreements”), thereafter upon the satisfaction of conditions specified herein and therein;

WHEREAS, the Parties wish to amend the Asset Purchase Agreements (i) to change the applicable purchase price of the Stations to $24,000,001 for Station KQQK and $6,000,000 for Station KEYH, and to provide for certain deductions from the Holdback, (ii) to establish the applicable conditions for the closing of Station KEYH, and (iii) to amend certain other provisions of the Asset Purchase Agreements;

WHEREAS, at the time of the signing of the Asset Purchase Agreements, Seller, LBI Media and Buyer agreed to add descriptions to Schedule IV of the FM Asset Purchase Agreement for certain pieces of equipment that are a part of the Purchased Assets but that were not specifically described in Schedule IV of the FM Asset Purchase Agreement;

WHEREAS, Seller represents and warrants that certain UCC filings related to liens exist with respect to Seller pertaining to liens that either (1) describe equipment that does not constitute part of the Purchased Assets, or (2) no longer exist, but have not been released or terminated;

WHEREAS, Seller acknowledges its obligation to deliver the Purchased Assets, including the Tangible Personal Property, free and clear of all Encumbrances; and

WHEREAS, the Parties wish to confirm certain arrangements with respect to the use and removal of certain items of the Purchased Assets currently located at 1980 Post Oak, Houston, Texas.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Parties hereto agree as follows:

Section 1.    AMENDMENTS TO THE FM ASSET PURCHASE AGREEMENT

1.1    Amendments to Article I: Definitions.

A. The following new definition shall be added to Section 1.1 of the FM Asset Purchase Agreement in alphabetical order:

“‘Form 302 Application’ shall mean an application on Form 302 (accompanied by a partial (or, if necessary, full) proof of performance made in accordance with Section 73.154 or Section 73.151 (as may be applicable) of the FCC rules and regulations as may be required), which application on Form 302, in the Buyer’s sole but reasonable judgment, will, following routine processing by the FCC staff, be granted by the FCC, resulting in the issuance of a new or modified FCC License for Station KEYH embodying the parameters as set forth in the aforementioned application on Form 302, and permitting the continued operation of Station KEYH at KEYH Full Licensed Power without any adverse modifications or adverse conditions and without any material adverse change (as determined by Buyer in its sole but reasonable discretion) to the standard radiation pattern set forth in FCC File BL-19971105KA.”

“‘KEYH Full Licensed Power’ shall mean a ‘Licensed Nominal Power’ of 10.0 kW and a ‘Licensed Antenna Input Power’ of 10.53 kW, and an actual transmitter power of 8.45 kW for the licensed operation of Station KEYH.”

1.2    Amendments to Article II: Purchase and Sale of Assets

A.    Section 2.1.1 of the FM Asset Purchase Agreement is hereby replaced in its entirety with the following:

“2.1.1 All tangible personal property, furniture, fixtures, improvements and office equipment and other equipment used in the operation of Station KQQK, including all furniture and inventory in the Transmitter Buildings, the transmitter facilities, all Towers, antennas, main and back-up transmitters and generators,

STL’s, data links for transmitter telemetry, wireless microphone and other equipment and tangible personal property located or otherwise intended for use at the Transmitter Sites, listed on Schedule IV, together with any replacements thereof or additions thereto made between the date hereof and the KQQK Closing Date, less any retirements made in the ordinary and usual course of Station KQQK’s business (collectively, together with all tangible personal property described in Section 2.1.4, the “Tangible Personal Property”); it being understood that certain Tangible Personal Property listed on Schedule IV to this Agreement located at 1980 Post Oak has been delivered prior to the KQQK Closing Date as agreed upon by the engineering personnel of Buyer and Seller and evidenced by a written document signed by the engineering personnel of both Parties;”

1.3    Amendments to Article III: Purchase Price; Method of Payment; Escrow Deposit.

A.    Section 3.1 and subsections 3.1.1 and 3.1.2 (but not subsections 3.1.3 and 3.1.4) of the FM Asset Purchase Agreement are respectively replaced in their entirety with the following:

“3.1    Purchase Price.    Subject to Section 7.6.3, the purchase price to be paid to Seller by Buyer for the Purchased Assets will be Twenty-Four Million and One Dollars ($24,000,001) plus the aggregate amount of prepaid expenses made by Seller for services to be provided to Station KQQK after the KQQK Closing Date under the Assumed Contracts as set forth on Schedule VIII less any accrued liabilities agreed to be assumed by Buyer, other than liabilities assumed pursuant to and to the extent set forth in Section 3.2 (the “Purchase Price”).”

“3.1.1    Payment of Purchase Price.    Subject to the terms and conditions set forth in this Agreement, on the KQQK Closing Date, LBI Holdings or Buyer will (a) pay the Seller (which payment Seller hereby requests the Buyer to make to Seller’s counsel, as Seller’s agent, and which payment shall be made to Seller’s counsel so long as Seller’s counsel provides written acknowledgement that it will be receiving the amount as agent of Seller) an amount equal to the Purchase Price minus $1,500,000, by wire transfer of immediately available funds in accordance with wire transfer instructions to be provided by Seller to Buyer not less than three business days prior to the KQQK Closing Date, and (b) deposit $1,500,000 with the Holdback Escrow Agent by wire transfer of immediately available funds in accordance with wire transfer instructions to be provided by Holdback Escrow Agent to Buyer not less than three business days prior to the KQQK Closing Date to be held under the Holdback Escrow Agreement in accordance with Section 3.1.4 hereof and the terms of the Holdback Escrow Agreement in order to secure the indemnification obligations of Seller under Article X hereof, any other obligations of Seller under this Agreement, obligations of Seller under Article X of the AM Asset Purchase Agreement and any other obligations of Seller thereunder (the “Holdback”).”

“3.1.2    [intentionally omitted].”

B.    Clause (d) of Section 3.1.4 of the FM Asset Purchase Agreement is replaced in its entirety with the following:

“(d)    On the later of (i) the twenty four month anniversary of the consummation of the transaction contemplated by the AM Asset Purchase Agreement and (ii) the issuance by the FCC of a new or modified FCC License for Station KEYH (in a manner that permits continued operation of Station KEYH at KEYH Full Licensed Power without any adverse modifications or adverse conditions and without material adverse change (as determined by Buyer in its sole but reasonable discretion) to the standard radiation pattern set forth in FCC File BL-19971105KA) upon the grant of the Form 302 Application filed with the FCC prior to the closing of the purchase and sale transaction contemplated by the AM Asset Purchase Agreement (or if the purchase and sale transaction contemplated under the AM Asset Purchase Agreement does not occur, on the later of (A) the eighteenth month anniversary of the KQQK Closing Date or (B) the date on which the AM Asset Purchase Agreement is terminated), LBI Holdings and EDC shall execute and deliver to the Holdback Escrow Agent written instructions to deliver to Seller the remainder of the Holdback, less any amounts required to satisfy claims asserted by LBI Holdings and/or Buyer and previously resolved (to the extent the resolution calls for a payment to LBI Holdings and/or Buyer) or still pending on the date of such release, in each case pursuant to this Agreement or the AM Asset Purchase Agreement.”

C.    Sections 3.3 (including subsections 3.3.1 through 3.3.3) and 3.4 of the FM Asset Purchase Agreement are replaced in their entirety with the following:

“3.3    Escrow Deposit.    Upon (1) the closing of the purchase and sale transaction contemplated by this Agreement, and (2) the delivery of the executed Recipient Agreement by Seller and the top eight entities listed on Schedule IX (which shall be accepted by LBI Holdings and Buyer upon such closing), LBI Holdings will deposit pursuant to Section 3.3 of the AM Asset Purchase Agreement Five Hundred Thousand Dollars ($500,000) under the Escrow Agreement (together with any interest accrued on such amount, the “Escrow Deposit”). The Escrow Deposit will be held, maintained, administered and disbursed by the Escrow Agent in accordance with the terms and provisions of the AM Asset Purchase Agreement and of the Escrow Agreement, with the terms of the Escrow Agreement controlling in the event of any conflict.

3.3.1    [intentionally omitted]

3.3.2    Liquidated Damages.    If Buyer fails to consummate the purchase and sale contemplated by this Agreement on the KQQK Closing Date, under circumstances that would constitute a material breach of this Agreement and Seller is not then in breach of its representations, warranties or covenants hereunder or thereunder in any material respect, then Buyer will pay Seller liquidated damages of $1,000,000, it being understood and agreed that payment to Seller of $1,000,000 will constitute full payment for any and all damages suffered by Seller by reason of LBI Holdings’ or Buyer’s failure to consummate the purchase and sale contemplated by this Agreement.

THE PARTIES ACKNOWLEDGE AND AGREE IN ADVANCE BY INITIALING THIS AGREEMENT IN THE SPACES PROVIDED [LBI HOLDINGS’ INITIALS LDL, BUYER’S INITIALS LDL AND TC, AND SELLER’S INITIALS TC, TC AND TC], THAT THE ACTUAL DAMAGES THAT SELLER WOULD SUFFER AS A RESULT OF BUYER’S FAILURE TO CONSUMMATE THE PURCHASE AND SALE OF THE ASSETS DESCRIBED IN THIS AGREEMENT WOULD BE EXTREMELY DIFFICULT OR IMPOSSIBLE TO CALCULATE; THAT $1,000,000 IS A FAIR AND EQUITABLE AMOUNT TO REIMBURSE SELLER FOR ANY DAMAGES WHICH THE PARTIES ESTIMATE MAY BE SUSTAINED BY SELLER DUE TO BUYER’S FAILURE TO CONSUMMATE THE PURCHASE AND SALE OF THE ASSETS DESCRIBED IN THIS AGREEMENT UNDER THE CIRCUMSTANCES STATED IN THIS SECTION 3.3; AND THAT THIS SECTION 3.3 SHALL CONSTITUTE A LIQUIDATED DAMAGES PROVISION, WHICH DAMAGES WILL BE SELLER’S SOLE REMEDY HEREUNDER IN THE EVENT OF LBI HOLDINGS’ OR BUYER’S FAILURE TO CONSUMMATE THE PURCHASE AND SALE OF THE ASSETS DESCRIBED IN THIS AGREEMENT UNDER THE CIRCUMSTANCES STATED IN THIS SECTION 3.3. IN THE EVENT THAT THE PARTIES HAVE A DISPUTE AS TO WHETHER LBI HOLDINGS OR BUYER IS OBLIGATED TO PAY THE LIQUIDATED DAMAGES HEREUNDER, SUCH DISPUTE SHALL BE RESOLVED IN ACCORDANCE WITH SECTION 11.6.

3.3.3    [intentionally omitted]

3.4    Buyer’s Remedies. If the purchase and sale contemplated by this Agreement is not consummated because of the breach by Seller of its representations, warranties or covenants hereunder in any material respect, and Buyer is not in breach of its representations, warranties or covenants hereunder in any material respect, Seller agrees that, in addition to any other rights and remedies available at law or in equity, LBI Holdings and Buyer shall have the following rights and remedies: (i) Buyer shall have the right to specific performance of Seller’s obligation to sell the Purchased Assets upon the terms and conditions set forth in this Agreement, and incidental damages related to such specific performance; and (ii) LBI Holdings and Buyer shall have the right to recover money damages for breach of this Agreement, including but not limited to, benefit of the bargain damages and compensation for transaction costs; provided, that if LBI Holdings and Buyer obtain full remedies under clause (i) pursuant to a non-appealable judgment with which Seller complies, then Buyer shall not thereafter have additional claims under clause (ii) and if LBI Holdings and Buyer obtain full remedies under clause (ii) pursuant to a non-appealable judgment with which Seller complies, then Buyer shall not thereafter have additional claims under clause (i); provided, further, that if the purchase and sale contemplated by this Agreement is not consummated because the representation and warranty in the second sentence of Section 4.6 would not be true on the KQQK Closing Date, then LBI Holdings and Buyer shall have the remedies in clause (i) but not in clause (ii). The Parties agree that remedy at law is inadequate and that damages are not adequate to compensate LBI Holdings and Buyer.”

1.4    Amendments to Article VII: Additional Agreements

A.    Section 7.1 is replaced in its entirety with the following:

“7.1    Determination of KQQK Closing Date. The KQQK Closing Date shall be October [9], 2002.”

B.    Article VII of the FM Asset Purchase Agreement is hereby amended by adding at the end thereof the following Section 7.11:

“7.11    Removal of Purchased Assets from 1980 Post Oak. EDC Sub is currently party to a Lease Agreement dated as of June 11, 1993 (as amended from time to time, the “Post Oak Lease”), covering certain building and rooftop space located at 1980 Post Oak, Houston, Texas (the “Building”). The current landlord under the lease is believed to be Crescent Real Estate Funding X, L.P. (“Landlord”). The Post Oak Lease expired on September 30, 2002 (the “Expiration Date”) and therefore Buyer is not assuming any obligations of Seller (including EDC Sub) with respect thereto. However, it is acknowledged that certain of the Purchased Assets to be acquired by Buyer pursuant to this Agreement and the AM Asset Purchase Agreement are currently located and operating upon the roof of the Building or related to such rooftop equipment (the “1980 Post Oak Equipment”). Buyer shall not assume or otherwise be obligated with respect to any obligations of EDC Sub under the Post Oak Lease, it being agreed that Buyer’s sole obligation with respect to the Post Oak Lease shall be to remove the Post Oak Equipment from the Building pursuant to Section 7.11.2 below. In no event shall Buyer be deemed or construed to have undertaken the obligations of EDC Sub under the Post Oak Lease.

7.11.1    EDC Sub covenants and agrees to cooperate with and assist Buyer in its efforts to reach agreement with Landlord regarding the terms upon which Buyer will continue to operate the 1980 Post Oak Equipment following the KQQK Closing Date. It is anticipated that this arrangement will be documented in a separate written agreement to be entered into by Landlord and Buyer, on terms acceptable to both parties. If for any reason such separate written agreement is not entered into, EDC Sub confirms that it will assist Buyer in making the necessary arrangements for the continued operation of the 1980 Post Oak Equipment, as requested by Buyer and as reasonably necessary to assist Buyer to obtain the necessary consents and approvals from Landlord on commercially reasonable terms.

7.11.2    Buyer agrees to remove the 1980 Post Oak Equipment from the Building at Buyer’s sole cost and expense and agrees to repair any damage directly resulting from such removal by Buyer or Buyer’s representative, provided, however, in no event shall Buyer have any liability or responsibility for any damage, deferred maintenance or other restoration work which may be required under the terms of the Post Oak Lease, it being understood and agreed that Seller (including EDC Sub) shall at all times remain fully responsible for all restoration and repair work under the Post Oak Lease, with Buyer’s sole obligation to be the reimbursement of Seller for any damage directly resulting from the removal of the 1980 Post Oak Equipment by Buyer or Buyer’s representative. Without limiting the generality of the foregoing, in no event shall Buyer be deemed to undertake any obligation of EDC Sub to remove from the Building any signage or other equipment or fixtures other than the 1980 Post Oak Equipment or to pay any retrofit fee (as referenced in Section 6 of the Fourth Amendment to the Post Oak Lease, dated as of July 31, 2001).

7.11.3    Subject to the terms of any separate agreement entered into between Landlord and Buyer, EDC Sub agrees to secure from Landlord upon request by Buyer all consents and approvals reasonably necessary to permit Buyer to remove the Purchased Assets from the Building with minimal complication and if for any reason Buyer is not permitted to remove the 1980 Post Oak Equipment from the Building on terms acceptable to Buyer, EDC Sub will conduct such removal as directed by Buyer and at Buyer’s cost.”

1.5    Amendment to Article VIII: Closing Conditions.

A. Section 8.2 of the FM Asset Purchase Agreement is hereby amended by adding at the end thereof the following Subsection 8.2.5:

“8.2.5 AM Escrow Agreement. Upon (1) the closing of the purchase and sale transaction contemplated by this Agreement, and (2) the delivery of the executed Recipient Agreement by Seller and the top eight entities listed on Schedule IX (which shall be accepted by LBI Holdings and Buyer upon such closing), LBI Holdings shall have deposited pursuant to Section 3.3 of the AM Asset Purchase Agreement the Escrow Deposit.”

1.6    Amendments to Article IX: Items to be Delivered at the Closing.

A. Section 9.1.10 of the FM Asset Purchase Agreement is replaced in its entirety with the following:

“9.1.10 [Intentionally Omitted.]”

B. Section 9.2 of the FM Asset Purchase Agreement is hereby amended by adding to the end thereof the following Subsection 9.2.7:

“9.2.7 Upon (1) the closing of the purchase and sale transaction contemplated by this Agreement, and (2) the delivery of the executed Recipient Agreement by

Seller and the top eight entities listed on Schedule IX (which shall be accepted by LBI Holdings and Buyer upon such closing), evidence that LBI Holdings has deposited the Escrow Deposit pursuant to Section 3.3 of the AM Asset Purchase Agreement.”

1.7    Amendments to Article X: Indemnification.

A.    Section 10.1.2 and Section 10.2.2 of the FM Asset Purchase Agreement are each amended by adding after the phrase “Section 7.8” appearing therein the phrase “or Section 7.11 or any breach of any representations and warranties that the Purchased Assets are free and clear of all Encumbrances”.

B.    Section 10.4 of the FM Asset Purchase Agreement is replaced in its entirety with the following:

“10.4    Cap and Basket.

(a)    Neither Party will be entitled to indemnification under this Article X until Damages to such Party (combined with any Damages to such Party under the AM Purchase Agreement) exceed $50,000 in the aggregate (except for claims described in Section 10.4(b), which shall be reimbursed from the first dollar for both parties). Once Damages to any Party (combined with any Damages to such Party under the AM Purchase Agreement) exceed $50,000 in the aggregate (excluding all claims described in Section 10.4(b), which shall be reimbursed from the first dollar for both parties), such Party will be entitled to recover the entire amount of the Damages to the maximum extent permitted by this Agreement. The Parties agree that any materiality qualification set forth in this Agreement shall not be taken into account in determining the magnitude of Damages occasioned by any breach for purposes of calculating whether such $50,000 threshold has been reached. The Parties agree that (i) with respect to all claims made pursuant to Article X hereof or Article X of the AM Asset Purchase Agreement during the period beginning on the date of consummation of the transactions contemplated by the FM Asset Purchase Agreement on the KQQK Closing Date and ending on the twelve month anniversary of such date, the maximum aggregate amount for which either Buyer and LBI Holdings on the one hand or Seller on the other hand will be responsible for pursuant to this Agreement and, if the purchase and sale transaction contemplated by the AM Asset Purchase Agreement occurs, the AM Asset Purchase Agreement, is $1,500,000 in the aggregate and (ii) with respect to all claims made pursuant to Article X hereof or Article X of the AM Asset Purchase Agreement during the period commencing on the date after the end of the applicable period set forth in clause (i) of this sentence and ending on the twenty four month anniversary of the consummation of the transaction contemplated by the AM Asset Purchase Agreement (or if the purchase and sale transaction contemplated under the AM Asset Purchase Agreement does not occur, ending on the later of (x) the eighteenth month anniversary of the KQQK Closing Date or (y) the date on which the AM Asset Purchase Agreement is terminated), the maximum aggregate amount for which either Buyer and LBI Holdings on one hand or Seller on the other hand will be responsible for pursuant to this Agreement and, if the purchase and sale transaction contemplated by the AM Asset Purchase Agreement occurs, the AM Asset Purchase Agreement, is $700,000 (above and beyond up to $800,000 of claims made during the period set forth in clause (i) of this sentence) (it being understood that notwithstanding the preceding portion of this clause (ii), neither Buyer and LBI Holdings on the one hand nor Seller on the other hand will be responsible for any claims made after the eighteen month anniversary of the consummation of the transaction contemplated by this Agreement pursuant to Article X hereof); provided that the caps set forth in this paragraph shall not apply to any claims made under the AM Asset Purchase Agreement prior to the consummation of the transaction contemplated thereunder on the KEYH Closing Date (other than claims made under Section 10.4(c)).

(b) The requirement that Damages total $50,000 in the aggregate before a Party will be entitled to indemnification does not apply to (i) any claims pursuant to Section 7.8 or Section 7.11 of this Agreement or Section 7.9 of the AM Asset Purchase Agreement, or (ii) any claims relating to payments to third parties or other Damages resulting from Encumbrances on Purchased Assets (as defined herein) or Purchased Assets (as defined the AM Asset Purchase Agreement), each of which claims described in clause (i) or clause (ii) will be reimbursed from the first dollar.

(c) Should the transactions contemplated by the AM Asset Purchase Agreement fail to be consummated within twelve months of the KQQK Closing Date as a result of the breach by the Seller, LBI Holdings and the Buyer shall have the right to be reimbursed from the Holdback for documented costs, fees and expenses (including without limitation legal and engineering fees, costs and expenses) relating to (1) the AM Repair Closing Satisfaction Event (as defined in the AM Asset Purchase Agreement), including any such costs, fees and expenses incurred in connection with any efforts to satisfy the AM Repair Closing Satisfaction Event and/or (2) the KEYH phasor; provided, however that amounts over $200,000 shall be reimbursable to LBI Holdings and the Buyer only to the extent that the incurrence of such fees, costs and expenses were reasonable (as determined by Ron Rackley of du Treil, Lundin & Rackley, Inc. and the firm of Cavell, Mertz & Davis, Inc. or, if such parties are unable to agree, a third party engineer mutually agreeable to both Ron Rackley of du Treil, Lundin & Rackley, Inc. and the firm of Cavell, Mertz & Davis, Inc.) and in no event shall the amount reimbursable pursuant to this Section 10.4(c) exceed $300,000. LBI Holdings, the Buyer and Seller agree that LBI Holdings may (and the Parties hereby authorize LBI Holdings to) execute a unilateral release instruction to the Holdback Escrow Agent authorizing the release of such documented fees, costs and expenses to LBI Holdings (not to exceed $300,000) if LBI Holdings reasonably believes that the failure to consummate the transactions contemplated under the AM Asset Purchase Agreement is due to the breach by Seller. If Seller contests the payment to LBI Holdings pursuant to this Section 10.4(c), with respect to such dispute, the arbitrator shall order the non-prevailing party to pay, and the non-prevailing party shall pay, to the prevailing party in such dispute reasonable attorney’s fees and expenses incurred in connection with such dispute and (2) 10% interest on the amount that the non-prevailing party is found to have improperly withdrawn (in the case of LBI Holdings or Buyer) or to have improperly contested (in the case of Seller) from the date of the withdrawal (in the case of LBI Holdings) or the date of the contest (in the case of Seller). It is expressly agreed that LBI Holdings and Buyer are not in any way limiting any other damages that they may suffer as a result of any breach by Seller and expressly reserve all other rights and remedies they may have.”

1.8    Amendments to Article XI: Miscellaneous Provisions

A. Section 11.1 to the FM Asset Purchase Agreement is replaced in its entirety with the following:

11.1 Notices. All notices, demands and requests, required or permitted to be given under the provisions of this Amendment shall be in writing and will be deemed duly given if received on a business day by facsimile at the facsimile numbers below and telephone notification is provided by the sending Party to the receiving Party at the time of the facsimile that such notice is about to be sent (it being understood that a voice mail left on answering machines shall be deemed to satisfy the requirement of such telephone notification):

If to Seller:

Mr. Thomas H. Castro

President

El Dorado Communications

9426 Old Katy Road, Building 10

Houston, TX 77055

Phone: (713) 968-4400

Fax: (713) 968-4518

Copy (which shall not, by itself, constitute notice) to:

Allan Duboff, Esq.

Richman, Mann, Chizever, Phillips & Duboff

9601 Wilshire

Penthouse Suite

Beverly Hills, CA 90210

Phone: (310) 274-8300

Fax: (310) 274-2831

Lawrence Roberts, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, D.C. 20005

Phone: (202) 371-7040

Fax: (202) 661-9121

If to LBI Holdings or Buyer:

Mr. Lenard D. Liberman

Executive Vice President

Liberman Broadcasting Inc.

1845 Empire Avenue

Burbank, California 91504

Phone: BOTH (818) 563-5722 and (281) 493-2900

Fax: BOTH (818) 558-4244 and (281) 759-3963

Copy (which shall not, by itself, constitute notice) to:

Joseph K. Kim, Esq.

O’Melveny & Myers LLP

400 South Hope Street, 15th Floor

Los Angeles, California 90071

Phone: (213) 430-6000

Fax: (213) 430-6407

Or any other such facsimile numbers, telephone numbers and addresses as any Party may from time to time supply in writing to the other Parties.”

1.9 Modification of Schedules

A. Schedule II to the FM Asset Purchase Agreement is replaced in its entirety with the Schedule attached as Annex A to this Amendment.

B. Schedule IV to the FM Asset Purchase Agreement is hereby amended by adding the following items thereto:

1 STL Transmitter Mosley

1 Receiver STL Mosley System

Schedule IV to the FM Asset Purchase Agreement is further amended by adding at the end thereof the following notation: “The Parties agree that the assets listed under the caption ‘Production Room (Shared with 850 AM)’ in this Schedule will be transferred (or shall have been transferred pursuant to the note in Section 2.1.1 of the FM Asset Purchase Agreement) to Buyer as of the KQQK Closing Date.”

1.10 Substitution of Exhibits

The FM Asset Purchase Agreement is hereby amended by (i) replacing the form of Exhibit B-1 in its entirety with the form attached as Annex C to this Amendment, (ii) replacing the form of Exhibit B-2 in its entirety with the form attached as Annex D to this Amendment and (iii) replacing the form of Exhibit D in its entirety with the form attached as Annex E to this Amendment.

Section 2. AMENDMENTS TO THE AM ASSET PURCHASE AGREEMENT

2.1 Amendments to Article I.

A. The following new definition shall be added to Section 1.1 of the AM Asset Purchase Agreement in alphabetical order:

“‘AM Repair Closing Satisfaction Event’ shall mean the occurrence of all of the following:

(i) Completion of engineering work on Station KEYH’s antenna/RF transmission system and completion of all necessary work on structures in the immediate environment of Station KEYH such that Station KEYH is in compliance with FCC rules and regulations relating to its required signal (augmented/standard) radiation pattern (as set forth in FCC File BL-19971105KA or as set forth in both the STA or PTA described in clause (ii) below and the Form 302 Application referenced below) without any material adverse change (as determined by Buyer in its sole but reasonable discretion) to the standard radiation pattern set forth in FCC File BL-19971105KA, as confirmed by measurements (made in accordance with Section 73.154 of the rules and regulations of the FCC) at appropriate monitor points, which completion of engineering work will allow Buyer to then operate Station KEYH at KEYH Full Licensed Power without any adverse modifications or adverse conditions and in compliance with all of the foregoing, in each case, in the sole but reasonable judgment of the Buyer and its engineers;

(ii) The issuance of a Special Temporary Authority (“STA”) by the FCC that, in LBI Holdings’ and Buyer’s sole but reasonable judgment, will allow Buyer to continue (subject to the potential need to renew the STA to extend the term thereof) to operate Station KEYH at KEYH Full Licensed Power without any adverse modifications or adverse conditions, and without any material adverse change (as determined by Buyer in its sole but reasonable discretion) to the standard radiation pattern set forth in FCC File BL-19971105KA; provided, however, that if the FCC responds to the Parties’ request for an STA that the issuance of a Program Test Authority (“PTA”) (rather than the issuance of an STA) is the appropriate FCC authorization in this situation, then the issuance of a PTA by the FCC, that, in LBI Holdings’ and Buyer’s sole but reasonable discretion, will be at least equivalent to an STA which would have satisfied this clause (ii) of the definition of the term AM Repair Closing Satisfaction Event, shall be acceptable in lieu of the issuance of an STA; provided, further, that inclusion in the STA or PTA, as the case may be, of language identical to, or substantially similar to, Section 73.1635(b) of the FCC’s rules, shall not constitute an adverse condition or adverse modification under this clause (ii); and

(iii) The filing with the FCC, and the acceptance for filing by the FCC, of an application on Form 302 (accompanied by a partial (or, if necessary, full) proof of performance made in accordance with Section 73.154 or Section 73.151 (as may be applicable) of the FCC rules and regulations as may be required), which application on Form 302, in the Buyer’s sole but reasonable judgment, will, following routine processing by the FCC staff, be granted by the FCC, resulting in the issuance of a new or modified FCC License for Station KEYH embodying the parameters as set forth in the aforementioned application on Form 302, and permitting the continued operation of Station KEYH at KEYH Full Licensed Power without any adverse modifications or adverse conditions and without any material adverse change (as determined by Buyer in its sole but reasonable discretion) to the standard radiation pattern set forth in FCC File BL-19971105KA (the “Form 302 Application”).”

“‘KEYH Full Licensed Power’ shall mean a ‘Licensed Nominal Power’ of 10.0 kW and a ‘Licensed Antenna Input Power’ of 10.53 kW, and an actual transmitter power of 8.45 kW for the licensed operation of Station KEYH.”

2.2    Amendments to Article III: Purchase Price; Method of Payment; Escrow Deposit.

A.    Section 3.1 of the AM Asset Purchase Agreement (including subsections 3.1.1 through 3.1.4) is replaced in its entirety with the following:

“3.1    Purchase Price.    Subject to Section 7.6.3, the purchase price to be paid to Seller by Buyer for the Purchased Assets will be Six Million Dollars ($6,000,000) plus the aggregate amount of prepaid expenses made by Seller for services to be provided to Station KEYH after the KEYH Closing Date under the Assumed Contracts as set forth on Schedule VIII less any accrued liabilities agreed to be assumed by Buyer, other than liabilities assumed pursuant to and to the extent set forth in Section 3.2 (the “Purchase Price”).

3.1.1    Payment of Purchase Price.    Subject to the terms and conditions set forth in this Agreement, on the KEYH Closing Date, LBI Holdings or Buyer will pay the Seller (which payment Seller hereby requests the Buyer to make to Seller’s counsel, as Seller’s agent, and which payment shall be made to Seller’s counsel so long as Seller’s counsel provides written acknowledgement that (1) it will be receiving the amount as agent of Seller, and (2) it has received irrevocable instructions from Seller to pay Artlite the full purchase price for Station KEYH under the Artlite Documents and that Seller’s counsel written acknowledgment that it is irrevocably obligated as Seller’s agent to do so immediately upon receipt of the Purchase Price) an amount equal to the Purchase Price, by wire transfer of immediately available funds in accordance with wire transfer instructions to be provided by Seller to Buyer not less than three business days prior to the KEYH Closing Date, it being understood and agreed that the Holdback deposited pursuant to the Holdback Escrow Agreement entered into pursuant to the FM Asset Purchase Agreement, less any distributions made to Seller pursuant to the Holdback Escrow Agreement, shall secure the indemnification obligations of Seller under Article X hereof, any other obligations of Seller under this Agreement, obligations of Seller under Article X of the FM Asset Purchase Agreement and any other obligations of Seller thereunder.

3.1.2    Release of Escrow Deposit.    Also on the KEYH Closing Date, concurrently with the wire transfer of the Purchase Price to Seller, EDC and LBI Holdings shall jointly execute and deliver to the Escrow Agent written instructions to terminate the Escrow Agreement and deliver the entire Escrow Deposit then remaining to LBI Holdings.

3.1.3    Post-Closing Proration.    Following the KEYH Closing Date, the Parties shall determine and make the prorations called for in Section 3.6.

3.1.4    Holdback.

(a)    Subject to the terms and conditions set forth in the FM Asset Purchase Agreement, LBI Holdings or Buyer shall on the KQQK Closing Date deposit the Holdback with the Holdback Escrow Agent pursuant to the Holdback Escrow Agreement. The Holdback will be held, maintained, administered and disbursed by the Holdback Escrow Agent in accordance with the terms and provisions hereof, of the FM Asset Purchase Agreement and of the Holdback Escrow Agreement, with the terms of the Holdback Escrow Agreement controlling in the event of any conflict.

(b)    As of the KEYH Closing Date, LBI Holdings and Seller shall cause the Holdback Escrow Agent to pay to LBI Holdings, by delivering to the Holdback Escrow Agent instructions to deliver to LBI Holdings, the amount of $300,000, which the Parties hereby agree provides LBI Holdings and the Buyer with, full compensation for claims relating to conditions giving rise to the need to bring about the AM Repair Closing Satisfaction Event or relating to the replacement of the Station KEYH phasor (other than claims made hereunder for Damages due to (i) the non-issuance within eighteen months after the KEYH Closing Date by the FCC of a new or modified FCC License that is to be issued upon the grant of the Form 302 Application (unless such failure is directly a result of actions taken by LBI Holdings, Buyer or any of their respective representatives that (1) go beyond actions desirable or necessary to obtain the new or modified FCC License issuable upon the grant of the Form 302 Application described above or (2) intentionally interfere with the issuance of such new or modified FCC License) or (ii) the issuance of such FCC License in a manner that does not permit continued operation of Station KEYH at KEYH Full Licensed Power without any adverse modifications or adverse conditions and without material adverse change (as determined by Buyer in its sole but reasonable discretion) to the standard radiation pattern set forth in FCC File BL-19971105KA or (iii) any enforcement action initiated by the FCC in connection with the conditions giving rise to the need to bring about the AM Repair Closing Satisfaction Event).

(c) LBI Holdings and/or Buyer will submit claims to Seller by a written notice specifying the amount of the claim (or estimated amount if the claim is not reasonably quantifiable) and describing in reasonable detail the basis for the claim; provided that any such claims relating to this Agreement may only be made after the KEYH Closing Date; provided, further, that, subject to Section 3.1.4(b), LBI Holdings and Buyer may not submit claims relating to conditions giving rise to the need to bring about the AM Repair Closing Satisfaction Event or relating to the replacement of the Station KEYH phasor (other than claims made hereunder for Damages due to (i) the non-issuance within eighteen months after the KEYH Closing Date by the FCC of a new or modified FCC License that is to be issued upon the grant of the Form 302 Application (unless such failure is directly a result of actions taken by LBI Holdings, Buyer or any of their respective representatives that (1) go beyond actions desirable or necessary to obtain the new or modified FCC License issuable upon the grant of the Form 302 Application described above or (2) intentionally interfere with the issuance of such new or modified FCC License) or (ii) the issuance of such FCC License in a manner that does not permit continued operation of Station KEYH at KEYH Full Licensed Power without any adverse modifications or adverse conditions and without material adverse change (as determined by Buyer in its sole but reasonable discretion) to the standard radiation pattern set forth in FCC File BL-19971105KA or (iii) any enforcement action initiated by the FCC in connection with the conditions giving rise to the need to bring about the AM Repair Closing Satisfaction Event). If Seller does not notify LBI Holdings or Buyer, as the case may be, of Seller’s objection to the claim within 15 days after receiving such a notice, LBI Holdings and EDC shall at the end of such 15 day period execute and deliver to Holdback Escrow Agent joint written instructions to deliver to Buyer from the Holdback an amount equal to the claimed amount, as determined in accordance with this Section 3.1.4. If Seller gives notice of objection to LBI Holdings or Buyer, as the case may be, within the 15-day period, and the Parties cannot reach agreement on the claim, LBI Holdings and EDC shall at the end of such 15 day period execute and deliver to Holdback Escrow Agent joint written instructions to deliver to Buyer from the Holdback an amount equal to the amount not in dispute, and the Parties will attempt in good faith to agree upon the amount in dispute. If the Parties cannot agree within thirty (30) days thereafter, the Parties will submit such dispute to arbitration, as provided for in Section 11.6. Within three business days of (i) reaching resolution of such dispute as to the amount (if any) that LBI Holdings and Buyer are entitled to (in the event that the parties reach resolution without submitting such dispute to arbitration), or (ii) an arbitrator determining the amount (if any) that LBI Holdings and Buyer are entitled to (in the event that such dispute is submitted to arbitration), LBI Holdings and EDC shall execute and deliver to Holdback Escrow Agent joint written instructions to deliver to Buyer from the Holdback an amount equal to such applicable amount. The failure to give notice of a claim hereunder will not constitute an election of remedies and will not limit LBI Holdings or Buyer in any manner in the enforcement of other remedies that may be available to it.”

B. Section 3.3 (including subsections 3.3.1 through 3.3.3) of the AM Asset Purchase Agreement is replaced in its entirety with the following:

“3.3 Escrow Deposit. Upon (1) the closing of the purchase and sale transaction contemplated by the FM Asset Purchase Agreement, and (2) the delivery of the executed Recipient Agreement by Seller and the top eight entities listed on Schedule IX (which shall be accepted by LBI Holdings and Buyer upon such closing), LBI Holdings will deposit pursuant to this Section 3.3 Five Hundred Thousand Dollars ($500,000) under the Escrow Agreement (together with any interest accrued on such amount, the “Escrow Deposit”). The Escrow Deposit will be held, maintained, administered and disbursed by the Escrow Agent in accordance with the terms and provisions hereof and of the Escrow Agreement, with the terms of the Escrow Agreement controlling in the event of any conflict. Once deposited, the Escrow Deposit will be disbursed as follows:

3.3.1 [Intentionally omitted]

3.3.2 Delivery to Seller. In the event that the FM Only Closing has occurred, if Buyer fails to consummate the purchase and sale contemplated by this Agreement on the KEYH Closing Date under circumstances that would constitute a material breach of this Agreement and Seller is not then in breach of its representations, warranties or covenants hereunder in any material respect (it being understood and agreed by the Parties hereto that for purposes of this Section 3.3.2, that for purposes of determining such breach of Seller’s representations, warranties and covenants, all knowledge qualifications in the representations and warranties of Seller contained in this Agreement or in any certificates delivered pursuant hereto that are in parenthetical (including without limitation such knowledge qualifications in Sections 4.3.1, 4.3.2, 4.3.3, 4.3.4, 4.3.5, 4.4, 4.5, 4.7, 4.9, 4.10, 4.11, 4.13, 4.14, 4.15, 4.17, 4.18 and 9.1.10) shall be disregarded and no such representation or warranty shall be qualified in any respect by such knowledge qualifications in parenthetical and it being further understood that conditions giving rise to the need to bring about the AM Repair Closing Satisfaction Event and the replacement of the KEYH phasor shall be disregarded for purposes of determining such breach of Seller’s representations, warranties and covenants so long as the AM Repair Closing Satisfaction Event itself has occurred and is continuing as of the KEYH Closing Date), then the Escrow Deposit will be delivered to Seller, it being understood and agreed that payment to Seller of the

Escrow Deposit will constitute full payment for any and all damages suffered by Seller by reason of LBI Holdings’ or Buyer’s failure to consummate the purchase and sale contemplated by this Agreement.

THE PARTIES ACKNOWLEDGE AND AGREE IN ADVANCE BY INITIALING THIS AGREEMENT IN THE SPACES PROVIDED [LBI HOLDINGS’ INITIALS             , BUYER’S INITIALS              AND             , AND SELLER’S INITIALS             ,              AND             ], THAT THE ACTUAL DAMAGES THAT SELLER WOULD SUFFER AS A RESULT OF BUYER’S FAILURE TO CONSUMMATE THE PURCHASE AND SALE OF THE PURCHASED ASSETS WOULD BE EXTREMELY DIFFICULT OR IMPOSSIBLE TO CALCULATE; THAT THE FULL AMOUNT OF THE ESCROW DEPOSIT IS A FAIR AND EQUITABLE AMOUNT TO REIMBURSE SELLER FOR ANY DAMAGES WHICH THE PARTIES ESTIMATE MAY BE SUSTAINED BY SELLER DUE TO BUYER’S FAILURE TO CONSUMMATE THE PURCHASE AND SALE OF THE ASSETS DESCRIBED IN THIS AGREEMENT UNDER THE CIRCUMSTANCES STATED IN THIS SECTION 3.3; AND THAT THIS SECTION 3.3 SHALL CONSTITUTE A LIQUIDATED DAMAGES PROVISION, WHICH DAMAGES WILL BE SELLER’S SOLE REMEDY HEREUNDER IN THE EVENT OF LBI HOLDINGS’ OR BUYER’S FAILURE TO CONSUMMATE THE PURCHASE AND SALE OF THE ASSETS DESCRIBED IN THIS AGREEMENT UNDER THE CIRCUMSTANCES STATED IN THIS SECTION 3.3. IN THE EVENT THAT THE PARTIES HAVE A DISPUTE AS TO WHETHER LBI HOLDINGS OR BUYER IS OBLIGATED TO PAY THE LIQUIDATED DAMAGES, SUCH DISPUTE SHALL BE RESOLVED IN ACCORDANCE WITH SECTION 11.6. IN THE EVENT THAT THE PARTIES HAVE A DISPUTE AS TO WHETHER LBI HOLDINGS OR BUYER IS OBLIGATED TO PAY THE LIQUIDATED DAMAGES HEREUNDER BECAUSE OF A DISPUTE AS TO WHETHER THE AM REPAIR CLOSING SATISFACTION EVENT HAS BEEN SATISFIED, SUCH DISPUTE SHALL BE RESOLVED IN ACCORDANCE WITH SECTION 11.6, AND WITH RESPECT TO SUCH A DISPUTE AS TO WHETHER THE AM REPAIR CLOSING SATISFACTION EVENT HAS BEEN SATISFIED (AND WITH RESPECT TO NO OTHER DISPUTE) THE ARBITRATOR SHALL ORDER THE NON-PREVAILING PARTY TO PAY AND THE NON-PREVAILING PARTY SHALL PAY TO THE PREVAILING PARTY IN SUCH DISPUTE (1) REASONABLE ATTORNEY’S FEES AND EXPENSES INCURRED IN CONNECTION WITH SUCH DISPUTE AND (2) 10% INTEREST ON $500,000 PLUS ASSOCIATED INTEREST OF THE ESCROW DEPOSIT CALCULATED FROM THE DATE OF THE NOTICE THAT GAVE RISE TO SUCH ARBITRATION.

3.3.3 Delivery to LBI Holdings. The Parties agree that the Escrow Deposit will be delivered to LBI Holdings if (i) the transaction contemplated by this Agreement is consummated or (ii) the purchase and sale contemplated by this

Agreement is not consummated and Seller is not entitled to receive the Escrow Deposit in accordance with Section 3.3.2.”

C. Section 3.4 of the AM Asset Purchase Agreement is amended by substituting the phrase “(ii) LBI Holdings shall have the right to the return of $500,000 of the Escrow Deposit (and associated interest) or a portion of the Escrow Deposit, as applicable; and” with the phrase “(ii) LBI Holdings shall have the right to the return of all of the Escrow Deposit (and associated interest); and”.

2.3 Amendments to Article IV: Representations and Warranties of Seller.

A. Section 4.3.1 of the AM Asset Purchase Agreement is replaced in its entirety with the following:

“4.3.1 Except for that specific new or modified FCC License which shall issue upon the grant of the Form 302 Application, the KEYH FCC Licenses (all of which are listed on Schedule II, together with any pending applications for KEYH FCC Licenses) constitute all the licenses, permits and other authorizations required for and used in connection with the operation of Station KEYH. As of the date of this Agreement and as of the KEYH Closing Date, Artlite is and shall be holder of all of the KEYH FCC Licenses. Other than the Initial Grant of the KEYH Assignment Application, no additional order or grant is required from the FCC in order to consummate the assignment of the KEYH FCC Licenses to LBI Sub. Schedule II correctly sets forth the respective expiration date of each KEYH FCC License. Except for that specific new or modified FCC License which shall issue upon the grant of the Form 302 Application, each KEYH FCC License is validly issued and in full force and effect. Except for taking actions leading to the AM Repair Closing Satisfaction Event and obtaining the new or modified FCC License which shall issue upon the grant of the Form 302 Application (which actions shall be expeditiously taken by Seller (including using best efforts to cause Artlite to take expeditious action) and which license shall issue in no event later than eighteen months after the KEYH Closing Date (unless such failure is directly a result of actions taken by LBI Holdings, Buyer or any of their respective representatives that (1) go beyond actions desirable or necessary to obtain the new or modified FCC License issuable upon the grant of the Form 302 Application described above or (2) intentionally interfere with the issuance of such new or modified FCC License), Seller and (to Seller’s knowledge after due inquiry, including with Artlite) Artlite have taken all actions and performed all of their respective obligations that are necessary to maintain the KEYH FCC Licenses without adverse modification or impairment, and complete and correct copies of the KEYH FCC Licenses and any pending applications therefor have been delivered to Buyer. Other than events that are consistent with the definition of the term AM Repair Closing Satisfaction Event with respect to conditions giving rise to the need to bring about the AM Repair Closing Satisfaction Event, no event (to Seller’s knowledge after due inquiry, including with Artlite) has occurred with respect to Station KEYH (other than directly as a result of Buyer’s actions under the AM Local Marketing Agreement) which (i) has resulted in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modification, non-renewal or termination of or any order of forfeiture with respect to, any KEYH FCC License or (ii) materially and adversely affects or in the future may materially and adversely affect any rights of Seller or Artlite or any of their respective assignees or transferees thereunder. None of the KEYH FCC Licenses requires that any assignment thereof must be approved by any public or other governmental authority other than the FCC. Notwithstanding anything in the foregoing to the contrary, Buyer will have a valid claim for breach of this Section 4.3.1 if (i) after the KEYH Closing Date the Form 302 Application described above is denied by the FCC or the FCC issues a new or modified license pursuant to the Form 302 Application that fails to authorize operation of Station KEYH at KEYH Full Licensed Power, includes adverse modifications or adverse conditions, or makes any material adverse changes (as determined by Buyer in its sole but reasonable discretion) to the standard radiation pattern set forth in FCC File Number BL-19971105KA, or (ii) the FCC fails to issue within eighteen months after the KEYH Closing Date a new or modified FCC License that is to be issued upon the grant of the Form 302 Application authorizing operation of Station KEYH at KEYH Full Licensed Power without adverse modifications or adverse conditions and without material adverse changes (as determined by Buyer in its sole but reasonable discretion) to the standard radiation pattern set forth in FCC File Number BL-19971105KA (unless such failure is directly a result of actions taken by LBI Holdings, Buyer or any of their respective representatives that (1) go beyond actions desirable or necessary to obtain the new or modified FCC License issuable upon the grant of the Form 302 Application described above or (2) intentionally interfere with the issuance of such new or modified FCC License) or (iii) any enforcement action exists after the KEYH Closing Date (whether such action was initiated before or after the KEYH Closing Date) by the FCC in connection with the operation of Station KEYH prior to the KEYH Closing Date in a manner that does not comply with the then current terms of the main FCC License for Station KEYH.”

B. Section 4.3.2 of the AM Asset Purchase Agreement is replaced in its entirety with the following:

“4.3.2 Neither Seller nor (to Seller’s knowledge after due inquiry, including with Artlite) Artlite is a party to, and there are no investigations, notices of apparent liability, violations (other than violations consistent with the definition of the term AM Repair Closing Satisfaction Event with respect to conditions giving rise to the need to bring about the AM Repair Closing Satisfaction Event), forfeitures, notices of violation, orders to show cause or other orders or complaints issued by or before any court or regulatory body, including, without limitation, the FCC, or of any other proceedings (other than proceedings relating to the radio industry generally) that could in any manner threaten or adversely affect the validity or continued effectiveness of, or result in the adverse modification of, any of the KEYH FCC Licenses. In the event Seller (after due inquiry, including with Artlite) learns of any such action, or the filing or issuance of any such order, notice or complaint, Seller promptly will notify Buyer of the same in writing and will take all reasonable measures to contest in good faith or seek removal or rescission of such action, order, notice or complaint. Other than with respect to conditions leading to the need to bring about the AM Repair Closing Satisfaction Event, Station KEYH is now operating at its licensed power and antenna height, in accordance with the KEYH FCC Licenses, and is in compliance with the Communications Act including, without limitation, rules governing the location of Station KEYH’s main studio and rules governing the required contents of Station KEYH’s public inspection files. Seller (after due inquiry with Artlite) has no reason to believe that the KEYH FCC Licenses will not be renewed in the ordinary course. Notwithstanding anything in the foregoing to the contrary, Buyer will have a valid claim for breach of this Section 4.3.2 if (i) after KEYH Closing Date the Form 302 Application is denied by the FCC or the FCC issues a new or modified license pursuant to the Form 302 Application that fails to authorize operation of Station KEYH at KEYH Full Licensed Power, includes adverse modifications or adverse conditions, or makes any material adverse changes (as determined by Buyer in its sole but reasonable discretion) to the standard radiation pattern set forth in FCC File Number BL-19971105KA, or (ii) the FCC fails to issue within eighteen months after the KEYH Closing Date a new or modified FCC License that is to be issued upon the grant of the Form 302 Application authorizing operation of Station KEYH at KEYH Full Licensed Power without adverse modifications or adverse conditions and without any material adverse changes (as determined by Buyer in its sole but reasonable discretion) to the standard radiation pattern set forth in FCC File Number BL-19971105KA (unless such failure is directly a result of actions taken by LBI Holdings, Buyer or any of their respective representatives that (1) go beyond actions desirable or necessary to obtain the new or modified FCC License issuable upon the grant of the Form 302 Application described above or (2) intentionally interfere with the issuance of such new or modified FCC License) or (iii) any enforcement action exists after the KEYH Closing Date (whether such action was initiated before or after the KEYH Closing Date) by the FCC in connection with the operation of Station KEYH prior to the KEYH Closing Date in a manner that does not comply with the current terms of the main FCC License for Station KEYH.”

C. Section 4.3.3 of the AM Asset Purchase Agreement is replaced in its entirety with the following:

“4.3.3 Other than potential violations of FCC rules and regulations disclosed to the Buyer with respect to conditions leading to the need to bring about the AM Repair Closing Satisfaction Event, none of the facilities used in connection with the radio broadcasting operations of Seller or Artlite relating to Station KEYH (including the Transmitter Buildings, the Transmitter Sites and the Towers) violates the provisions of any applicable building codes, fire regulations, building restrictions or other governmental ordinances, orders or regulations (including, without limitation, any applicable regulation of the Federal Aviation Administration), except where such violation would not impair, impede or affect adversely in any respect currently or in the future the continued uninterrupted operation of Station KEYH at its licensed power and in accordance with the other terms of the KEYH FCC Licenses, and each such facility is zoned so as to permit the commercial uses intended by the owner or occupier thereof. Schedule II identifies any outstanding variances or special use permits materially affecting any of Seller’s facilities or the uses thereof and Seller is in compliance therewith. Neither Seller nor (to Seller’s knowledge after due inquiry, including with Artlite) Artlite has received any notice of any complaint being made against Station KEYH relating to its Tower, Transmitter Site, Transmitter Building or Seller’s or Artlite’s operation of such Station (including, without limitation, any complaint relating to the signals broadcast or otherwise transmitted from any Tower, either by Seller or by any person subleasing a portion of such Tower) except, in each case, where such complaint would not impair, impede or adversely affect the continued, uninterrupted operation of such Station. Each Tower has been appropriately registered with the Commission, as described in Schedule II.”

2.4 Amendments to Article VI: Covenants of Seller

A. Section 6.2.7 of the AM Asset Purchase Agreement is replaced in its entirety with the following:

“6.2.7 KEYH FCC Licenses and Permits. Other than modifications that are consistent with the definition of the term AM Repair Closing Satisfaction Event with respect to conditions leading to the need to bring about the AM Repair Closing Satisfaction Event, cause or permit, by any act or failure on its part, the KEYH FCC Licenses or Permits to expire or to be surrendered or modified (unless Buyer has provided prior written consent with respect to such modification, which consent shall not be withheld unreasonably in the case of modifications required pursuant to a casualty event), or take any action which would cause the FCC or any other governmental authority to institute proceedings for the suspension, revocation or adverse modification of any of the KEYH FCC Licenses or Permits, or fail to prosecute with due diligence any pending applications to any governmental authority in connection with the operation of Station KEYH, or take any other action within Seller’s or Artlite’s control which would result in Station KEYH being in non-compliance with the requirements of the Communications Act or any other applicable law material to the operation of Station KEYH; or”

2.5 Amendments to Article VII: Additional Agreements.

A. Section 7.3 of the AM Asset Purchase Agreement is replaced in its entirety with the following:

“7.3 Mutual Right to Terminate. Subject to the provisions of Section 7.6.2, if the purchase and sale transaction contemplated by the AM Asset Purchase Agreement has not occurred on or before the first anniversary of the date of this Agreement (or if the effective period of FCC’s consent is extended as described in Section 7.6.2 for a certain number of days due to any damage or event that prevents broadcast transmissions of Station KEYH, then the date which occurs that many days (but not exceeding in any event 120 days) after the first anniversary of the date of this Agreement), either Buyer or Seller, if such Party is not materially in default hereunder in a manner which has delayed the occurrence of the purchase and sale transaction contemplated by the AM Asset Purchase Agreement, may terminate this Agreement upon five days’ written notice to the other Party; provided, however, that subsequent to the consummation of the transactions contemplated by the FM Asset Purchase Agreement pursuant to an FM Only Closing, the date upon which this Agreement may be terminated pursuant to this Section 7.3 shall be extended an additional nine months; provided, further, that with respect to Seller, Seller’s default hereunder resulting solely from the conditions that gave rise to the need to satisfy the AM Repair Satisfaction Event shall not by itself prohibit Seller from exercising its termination right under this Section 7.3. Notwithstanding the foregoing, any default by Seller under Section 7.13 shall prohibit Seller from exercising its termination rights under this Section 7.3.

B. Section 7.4.1 of the AM Asset Purchase Agreement is replaced in its entirety with the following:

“7.4.1 Other than modifications that are consistent with the definition of the term AM Repair Closing Satisfaction Event with respect to conditions leading to the need to bring about the AM Repair Closing Satisfaction Event, (i) the KEYH FCC Licenses or other Permits are modified as a result of any action initiated by Seller without the consent of Buyer, whose consent shall not be unreasonably withheld if such modification is required pursuant to a casualty event, or (ii) the KEYH FCC Licenses or other Permits are unilaterally modified by the FCC and such modification results in an adverse change in Buyer’s ability to operate Station KEYH in a manner consistent with Seller’s past operations thereof, or (iii) the terms of the KEYH FCC Licenses or other Permits are substantially modified resulting in an adverse change in Buyer’s ability to operate Station KEYH in a manner consistent with Seller’s past operations thereof; provided, however, that Sections 7.4.1(ii) and 7.4.1(iii) shall not apply if such modification is a result of a modification of FCC rules, regulations or policies affecting all members of the class of holders of FCC licenses to which Seller or Artlite belongs as the holder of the KEYH FCC Licenses;”

C. Section 7.4.7 of the AM Asset Purchase Agreement is replaced in its entirety with the following:

“7.4.7 Other than with respect to conditions leading to the need to bring about the AM Repair Closing Satisfaction Event, the transactions contemplated by the FM Asset Purchase Agreement have been consummated and the transactions contemplated by the AM Asset Purchase Agreement have failed to be consummated concurrently therewith for reasons other than (a) Buyer’s material breach of any representations, warranties or covenants under this Agreement in any respect, (b) Seller’s failure to cause Artlite to perform the actions that Seller has agreed to cause Artlite to perform under Section 7.2.1 or 7.2.2, (c) Seller’s failure to prohibit Artlite from taking certain actions that Seller has agreed to cause Artlite not to take under Section 6.2, (d) Seller’s failure to deliver one or more items required to be delivered under Section 9.1 solely due to the failure by Artlite or any of its affiliates to perform the necessary actions to cause such delivery or (e) breach of the representations and warranties set forth in Article IV solely due to or solely relating to Artlite.”

D.    Section 7.10 of the AM Asset Purchase Agreement is hereby replaced in its entirety with the following:

“7.10 Determination of KEYH Closing Date. The KEYH Closing Date shall be the [third] business day following the occurrence of the AM Repair Closing Satisfaction Event, or such earlier time as the Parties shall mutually agree in writing.”

E.    Section 7.13 of the AM Asset Purchase Agreement is hereby replaced in its entirety with the following:

“7.13 AM Repair Closing Satisfaction Event. The Parties shall work expeditiously towards the satisfaction of the AM Repair Closing Satisfaction Event. Seller shall use its best efforts to cause Artlite to cooperate with Seller and Buyer so that Seller and Buyer can work expeditiously towards the satisfaction of the AM Repair Closing Satisfaction Event (including using its best efforts to cause Artlite to file such documents with the FCC as are necessary to satisfy the AM Repair Closing Satisfaction Event). Seller shall also cooperate as necessary with Buyer and shall use its best efforts to cause Artlite to cooperate with Buyer so that Buyer can replace certain equipment (including the phasor) relating to Station KEYH. Notwithstanding anything in this Agreement to the contrary, Seller hereby waives any claims against Buyer or LBI Holdings in connection with any work (or any results therefrom) conducted by Buyer or LBI Holdings or any of their respective engineers or other agents towards the satisfaction of the AM Repair Closing Satisfaction Event, towards the replacement of the KEYH phasor or towards the consummation of the transactions contemplated hereby; provided, however that this waiver shall not extend to any claims against LBI Holdings or the Buyer to the extent its conduct rises to gross negligence or willful misconduct and this waiver shall not extend to the outside engineers of LBI Holdings or the Buyer. The Parties further agree that the firm of Willoughby and Voss will be used in connection with the satisfaction of the AM Repair Closing Satisfaction Event and that LBI Holdings and Buyer’s selection of a different or additional engineering firm will be one mutually acceptable to Ron Rackley of du Treil, Lundin & Rackley, Inc. and the firm of Cavell, Mertz & Davis, Inc.”

F.    Article VII of the AM Asset Purchase Agreement is hereby amended by adding at the end thereof the following Sections 7.16 and 7.17:

“7.16 Return of Certain Tangible Personal Property. If for whatever reason the transactions contemplated by this AM Asset Purchase Agreement are not consummated prior to the termination of this Agreement, then LBI Holdings and Buyer agree to return any Tangible Personal Property listed on Schedule IV to this Agreement used exclusively for Station KEYH (which shall not include any equipment under the heading ‘Production Room (Shared with 107.9 FM)’ in such Schedule IV) in LBI Holding’s or Buyer’s possession to Seller within 30 days of receipt of a written request therefore from Seller.

7.17 AM Local Marketing Agreement. The parties agree that as of the KQQK Closing Date after giving effect to the transactions occurring on such date the AM Local Marketing Agreement remains in full force and effect according to its terms.”

2.6    Amendments to Article VIII: Closing Conditions.

A.    Section 8.1.4 of the AM Asset Purchase Agreement is hereby replaced in its entirety with the following:

“8.1.4 FCC Licenses. Artlite shall be the holder of the KEYH FCC Licenses. Other than modifications that are consistent with the definition of the term AM Repair Closing Satisfaction Event with respect to conditions leading to the need to bring about the AM Repair Closing Satisfaction Event, there shall not have been any modification of any of the KEYH FCC Licenses (excluding any modification of FCC rules, regulations or policies affecting all members of the class of holders of FCC licenses to which Seller or Artlite belongs as the holder of the KEYH FCC Licenses) that affects Buyer’s ability to conduct the operation of Station KEYH after the KEYH Closing Date in accordance with Seller’s past operations or that otherwise has or is reasonably likely to have a material, adverse effect on Station KEYH. Other than proceedings that are consistent with the definition of the term AM Repair Closing Satisfaction Event with respect to conditions leading to the need to bring about the AM Repair Closing Satisfaction Event, no proceeding shall be pending, the effect of which would be to revoke, cancel, fail to renew, suspend, impair or modify adversely any of the KEYH FCC Licenses specifically.”

B.    Section 8.1 of the AM Asset Purchase Agreement is amended by adding new Sections 8.1.12 and 8.1.13 immediately subsequent to Section 8.1.11. The new Sections 8.1.12 and 8.1.13 shall read as follows:

“8.1.12 AM Repair Closing Satisfaction Event. The AM Repair Closing Satisfaction Event shall have occurred and be continuing as of the KEYH Closing Date and Buyer shall have received from Seller the FCC’s Broadcast Applications Public Notice announcing that the Form 302 Application has been accepted for filing and written evidence that the FCC has granted the STA (or a PTA, under the circumstances described in the proviso to clause (ii) of the definition of AM Repair Closing Satisfaction Event).

8.1.13 Release from Holdback. The Holdback Escrow Agent shall have delivered to LBI Holdings $300,000 from the Holdback.

2.7    Amendments to Article IX: Items to be Delivered at the Closing.

Section 9.1 of the AM Asset Purchase Agreement is amended by (i) deleting the “and” appearing at the end of subsection 9.1.12, (ii) changing the reference to “9.1.13” appearing therein to “9.1.15” and (iii) adding after subsection 9.1.12 the following subsections:

“9.1.13 (i) An engineering report from Seller’s or Buyer’s engineer in form and substance reasonably satisfactory to Buyer which satisfies the conditions set forth in clause (i) of the definition of the term AM Repair Closing Satisfaction Event, (ii) a copy of the STA issued by the FCC which satisfies the conditions set forth in clause (ii) of the definition of the term AM Repair Closing Satisfaction Event (or a PTA, under the circumstances described in the proviso to clause (ii) of the definition of term AM Repair Closing Satisfaction Event), and (iii) a copy of the Form 302 Application, together with the FCC’s Broadcast Applications Public Notice announcing that the Form 302 Application has been accepted for filing which satisfies the conditions set forth in clause (iii) of the definition of the term AM Repair Closing Satisfaction Event;

9.1.14 Instructions to the Holdback Escrow Agent executed by the Seller authorizing the release of $300,000 from the Holdback to LBI Holdings on the KEYH Closing Date; and”

2.8    Amendments to Article X: Indemnification.

A.    Section 10.1.2 and Section 10.2.2 of the AM Asset Purchase Agreement are each amended by deleting the proviso at the end thereof and substituting therefor the following:

“; provided that any breach of Section 7.9 or any breach of any representations and warranties that the Purchased Assets are free and clear of all Encumbrances shall be deemed material regardless of the cash value of such breach; provided, further, that, subject to Section 3.1.4(b), no claims shall be made hereunder for Damages relating to the replacement of the phasor or in connection with the conditions giving rise to the need to bring about the AM Repair Closing Satisfaction Event (other than claims made hereunder for Damages due to (i) the non-issuance within eighteen months after the KEYH Closing Date by the FCC of a new or modified FCC License that is to be issued upon the grant of the Form 302 Application (unless such failure is directly a result of actions taken by LBI Holdings, Buyer or any of their respective representatives that (1) go beyond actions desirable or necessary to obtain the new or modified FCC License issuable upon the grant of the Form 302 Application described above or (2) intentionally interfere with the issuance of such new or modified FCC License) or (ii) the issuance of such FCC License in a manner that does not permit continued operation of Station KEYH at KEYH Full Licensed Power without any adverse modifications or adverse conditions and without material adverse change (as determined by Buyer in its sole but reasonable discretion) to the standard radiation pattern set forth in FCC File BL-19971105KA or (iii) any enforcement action initiated by the FCC in connection with the conditions giving rise to the need to bring about the AM Repair Closing Satisfaction Event).”

B.    Section 10.4 of the AM Asset Purchase Agreement is replaced in its entirety with the following:

“10.4 Cap and Basket.

(a)    Neither Party will be entitled to indemnification under this Article X until Damages to such Party (combined with any Damages to such Party under the FM Purchase Agreement) exceed $50,000 in the aggregate (except for claims described in Section 10.4(b), which shall be reimbursed from the first dollar for both parties). Once Damages to any Party (combined with any Damages to such Party under the FM Purchase Agreement) exceed $50,000 in the aggregate (excluding all claims described in Section 10.4(b), which shall be reimbursed from the first dollar for both parties), such Party will be entitled to recover the entire amount of the Damages to the maximum extent permitted by this Agreement. The Parties agree that any materiality qualification set forth in this Agreement shall not be taken into account in determining the magnitude of Damages occasioned by any breach for purposes of calculating whether such $50,000 threshold has been reached. The Parties agree that (i) with respect to all claims made pursuant to Article X hereof or Article X of the FM Asset Purchase Agreement during the period beginning on the date of consummation of the transactions contemplated by the FM Asset Purchase Agreement on the KQQK Closing Date and ending on the twelve month anniversary of such date, the maximum aggregate amount for which either Buyer and LBI Holdings on the one hand or Seller on the other hand will be responsible for pursuant to this Agreement and the FM Asset Purchase Agreement, is $1,500,000 in the aggregate and (ii) with respect to all claims made pursuant to Article X hereof or Article X of the FM Asset Purchase Agreement during the period commencing on the date after the end of the applicable period set forth in clause (i) of this sentence and ending on the twenty four month anniversary of the consummation of the transaction contemplated by this Agreement (or if the purchase and sale transaction contemplated under this Agreement does not occur, ending on the later of (x) the eighteenth month anniversary of the KQQK Closing Date or (y) the date on which this Agreement is terminated), the maximum aggregate amount for which either Buyer and LBI Holdings on one hand or Seller on the other hand will be responsible for pursuant to this Agreement and the FM Asset Purchase Agreement, is $700,000 (above and beyond up to $800,000 of claims made during the period set forth in clause (i) of this sentence); provided that the caps set forth in this paragraph shall not apply to any claims made under this Agreement prior to the consummation of the transaction contemplated hereunder on the KEYH Closing Date.

(b)    The requirement that Damages total $50,000 in the aggregate before a Party will be entitled to indemnification does not apply to (i) any claims pursuant to Section 7.9 of this Agreement or Section 7.8 or Section 7.11 of the FM Asset Purchase Agreement, or (ii) any claims relating to payments to third parties or other Damages resulting from Encumbrances on Purchased Assets (as defined herein) or Purchased Assets (as defined in the FM Asset Purchase Agreement), each of which claims described in clause (i) or clause (ii) will be reimbursed from the first dollar.”

C.    Section 10.6 of the AM Asset Purchase Agreement is amended by substituting the word “eighteen” appearing therein with the phrase “twenty-four”.

2.9    Amendments to Article XI: Miscellaneous Provisions.

A.    Section 11.1 to the AM Asset Purchase Agreement is replaced in its entirety with the following:

        11.1 Notices. All notices, demands and requests, required or permitted to be given under the provisions of this Amendment shall be in writing and will be deemed duly given if received on a business day by facsimile at the facsimile numbers below and telephone notification is provided by the sending Party to the receiving Party at the time of the facsimile that such notice is about to be sent (it being understood that a voice mail left on answering machines shall be deemed to satisfy the requirement of such telephone notification):

If to Seller:

Mr. Thomas H. Castro

President

El Dorado Communications

9426 Old Katy Road, Building 10

Houston, TX 77055

Phone: (713) 968-4400

Fax: (713) 968-4518

Copy (which shall not, by itself, constitute notice) to:

Allan Duboff, Esq.

Richman, Mann, Chizever, Phillips & Duboff

9601 Wilshire

Penthouse Suite

Beverly Hills, CA 90210

Phone: (310) 274-8300

Fax: (310) 274-2831

Lawrence Roberts, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, D.C. 20005

Phone: (202) 371-7040

Fax: (202) 661-9121

If to LBI Holdings or Buyer:

Mr. Lenard D. Liberman

Executive Vice President

Liberman Broadcasting Inc.

1845 Empire Avenue

Burbank, California 91504

Phone: BOTH (818) 563-5722 and

(281) 493-2900

Fax: BOTH (818) 558-4244 and

(281) 759-3963

Copy (which shall not, by itself, constitute notice) to:

Joseph K. Kim, Esq.

O’Melveny & Myers LLP

400 South Hope Street, 15th Floor

Los Angeles, California 90071

Phone: (213) 430-6000

Fax: (213) 430-6407

Or any other such facsimile numbers, telephone numbers and addresses as any Party may from time to time supply in writing to the other Parties.”

2.10    Modification of Schedules

A. Schedule II to the AM Asset Purchase Agreement is replaced in its entirety with the Schedule attached as Annex F to this Amendment.

B. Schedule III to the AM Asset Purchase Agreement is amended by adding at the end of the section entitled “Required Consents (Seller)” appearing therein the following:

“5. Special Temporary Authority or Program Test Authority issued by the FCC that that, in LBI Holdings’ and Buyer’s sole but reasonable judgment, will allow Buyer to continue (subject to the potential need to renew the STA or PTA to extend the term thereof) to operate Station KEYH at KEYH Full Licensed Power without any adverse modifications or adverse conditions, and without any material adverse change (as determined by Buyer in its sole but reasonable discretion) to the standard radiation pattern set forth in FCC File BL-19971105KA.

6. Acceptance for filing by the FCC of an application on Form 302 and a partial (or, if necessary, full) proof of performance.”

C. Schedule IV to the AM Asset Purchase Agreement is further amended by adding at the end thereof the following notation: “The Parties agree that the assets listed under the caption ‘Production Room (Shared with 107.9 FM)’ in this Schedule will be transferred to Buyer as of the KQQK Closing Date or were transferred earlier pursuant to the note in Section 2.1.1 of the FM Asset Purchase Agreement.”

2.11    Substitution of Exhibit

The AM Asset Purchase Agreement is hereby amended by (i) replacing the form of Exhibit B-1 in its entirety with the form attached as Annex G to this Agreement, (ii) replacing the form of Exhibit B-2 in its entirety with the form attached as Annex H to this Amendment, and (iii) replacing the form of Exhibit D in its entirety with the form attached as Annex I to this Amendment.

Section 3.    CONDITIONS TO EFFECTIVENESS

Sections 1 and 2 of this Amendment shall become effective only upon and simultaneously with (i) the execution and delivery of this Amendment by each of the Parties hereto, and (ii) the occurrence of the closing of the purchase and sale transaction contemplated by the FM Asset Purchase Agreement (the date of satisfaction of such conditions being referred to herein as the “Amendment Effective Date”).

Section 4.    REPRESENTATIONS AND WARRANTIES

A. By All Parties. In order to induce each of the other Parties hereto to enter into this Amendment, each Party hereto represents and warrants to each of the other Parties hereto that the following statements are true, correct and complete:

        (i)    Corporate Power and Authority. Such Party has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, this Amendment and the Amended Asset Purchase Agreements.

        (ii)    Authorization of Agreements. All necessary corporate actions and proceedings to duly approve the execution, delivery and performance of this Amendment and the Amended Asset Purchase Agreements and other agreements, documents and instruments being executed by such Party in connection herewith or therewith and the consummation of the transaction contemplated hereby or thereby have been duly and validly taken by such Party, and each of this Amendment and the Amended Asset Purchase Agreements and other agreements, documents and instruments being executed by such Party in connection herewith or therewith has been duly and validly authorized, executed and delivered by such Party and constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with and subject to their respective terms.

        (iii)    No Default. Neither the execution, delivery and performance by such Party of this Amendment or the Amended Asset Purchase Agreements and other agreements, documents and instruments being executed by such Party in connection herewith or therewith nor the consummation by such Party of the transaction contemplated hereby is an event that, of itself or with the giving of notice or the passage of time or both, will (i) conflict with the provisions of the Articles or Certificate of Incorporation or Bylaws of such Party, (ii) constitute a violation of, conflict with or result in any breach of or any default under, result in any termination or modification of, or cause any acceleration of any obligation under, any material contract, mortgage, indenture, agreement, lease, license or other instrument to which such Party is a party or by which it is bound, or by which it may be affected, or result in the creation of any Encumbrance on any of the Purchased Assets as defined in either of the Amended Asset Purchase Agreements, (iii) violate any judgment, decree, order, statute, rule or regulation applicable to such Party or (iv) violate or constitute a breach of any Assumed Contract. The execution, delivery and performance by such Party of this Amendment and the Amended Asset Purchase Agreements and other agreements, documents and instruments being executed by such Party in connection herewith or therewith and the consummation by such Party of the transactions contemplated hereby do not require the consent of any third party.

        (iv)    As of the date hereof, to its knowledge (as such term is defined in the Asset Purchase Agreements), such Party is not aware of any issue (other than, in the case of LBI Holdings and the Buyer, the conditions giving rise to the need for the AM Repair Satisfaction Event) pursuant to which such Party would not close the transactions contemplated by the AM Asset Purchase Agreement (assuming that each of the other Parties fulfilled their closing obligations thereunder), it being understood and agreed that notwithstanding anything in this clause (iv) to the contrary, all of the Parties reserve all of their rights (and are not waiving any of their rights) to indemnification and other remedies under the Asset Purchase Agreements with respect to any breach by the other Parties under the Asset Purchase Agreements, whether such breach is known or unknown by any of the Parties as of the date hereof.

Section 5.    MISCELLANEOUS

A. Notices. All notices, demands and requests, required or permitted to be given under the provisions of this Amendment shall be in writing and will be deemed duly given if received on a business day by facsimile at the facsimile numbers below and telephone notification is provided by the sending Party to the receiving Party at the time of the facsimile that such notice is about to be sent (it being understood that a voice mail left on answering machines shall be deemed to satisfy the requirement of such telephone notification):

If to Seller:

Mr. Thomas H. Castro

President

El Dorado Communications

9426 Old Katy Road, Building 10

Houston, TX 77055

Phone: (713) 968-4400

Fax: (713) 968-4518

Copy (which shall not, by itself, constitute notice) to:

Allan Duboff, Esq.

Richman, Mann, Chizever, Phillips & Duboff

9601 Wilshire

Penthouse Suite

Beverly Hills, CA 90210

Phone: (310) 274-8300

Fax: (310) 274-2831

Lawrence Roberts, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, D.C. 20005

Phone: (202) 371-7040

Fax: (202) 661-9121

If to LBI Media or Buyer:

Mr. Lenard D. Liberman

Executive Vice President

Liberman Broadcasting Inc.

1845 Empire Avenue

Burbank, California 91504

Phone: BOTH (818) 563-5722 and

(281) 493-2900

Fax: BOTH (818) 558-4244 and

(281) 759-3963

Copy (which shall not, by itself, constitute notice) to:

Joseph K. Kim, Esq.

O’Melveny & Myers LLP

400 South Hope Street, 15th Floor

Los Angeles, California 90071

Phone: (213) 430-6000

Fax: (213) 430-6407

Or any other such facsimile numbers, telephone numbers and addresses as any Party may from time to time supply in writing to the other Parties.

B.    Benefit and Assignment.    This Amendment will be binding upon and inure to the benefit of the Parties, and their respective successors and assigns. This Amendment will not be assignable by a Party without the prior written consent of all of LBI Media, Buyer and Seller; provided, however, that LBI Media and Buyer may assign their rights and obligations hereunder without Seller’s consent to any party that is majority owned, directly or indirectly, by LBI Media and LBI Media and Buyer may assign their rights hereunder, without Seller’s consent, to any of their lenders.

C.    Other Documents.    The Parties will execute such other documents as may be reasonably necessary and desirable to the implementation and consummation of this Amendment.

D.    Expenses.    Except as otherwise provided herein or as provided for in the Asset Purchase Agreements, LBI Media, Buyer and Seller shall each pay its own expenses incident to the negotiation, preparation and performance of this Amendment and consummation of the transaction contemplated hereby, including but not limited to the fees, expenses and disbursements of its counsel.

E.    Construction.    This Amendment will be governed, construed and enforced in accordance with the laws of the State of Texas.

F.    Arbitration.    Any dispute, controversy or other matters as to which the Parties disagree arising out of, relating to or in connection with the provisions of this Amendment or the interpretation, breach or alleged breach hereof shall be settled and decided by arbitration as set forth in Section 11.6 of the Amended Asset Purchase Agreements.

G.    Counterparts.    This Amendment may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument

H.    Headings.    The headings of the Sections of this Amendment are inserted as a matter of convenience and for reference purposes only and in no respect define, limit or describe the scope of this Amendment or the intent of any Section.

[Remainder of page intentionally left blank; signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

EL DORADO COMMUNICATIONS, INC.

By:	/s/ THOMAS H. CASTRO
Thomas H. Castro President

EL DORADO 108, INC.

By:	/s/ THOMAS H. CASTRO
Thomas H. Castro President

KXTJ LICENSE, INC.

By:	/s/ THOMAS H. CASTRO
Thomas H. Castro President

LBI MEDIA, INC., (formerly known as LBI Holdings II, Inc.)

By:	/s/ LENARD D. LIBERMAN
Lenard D. Liberman Executive Vice President

LIBERMAN BROADCASTING OF HOUSTON, INC.

By:	/s/ LENARD D. LIBERMAN
Lenard D. Liberman Executive Vice President

S-1

and

LIBERMAN BROADCASTING OF
HOUSTON LICENSE CORP.

By:	/s/ LENARD D. LIBERMAN
Lenard D. Liberman
Executive Vice President

ANNEX A TO AMENDMENT

Schedule II to the FM Asset Purchase Agreement

List of all Permits and FCC Licenses

License	File Number	Expiration Date
KQQK(FM)	BLH-19901213KA	August 1, 2005
Main Station License, Beaumont, Texas
As renewed on September 15, 1997, pursuant to File No. BRH-19970331XD

No tower registration is required by the KQQK FCC Licenses as the Station’s tower is owned by Clear Channel Broadcasting, Inc. (Registration No. 1045595).

WPUV205		November 11, 2002
Aural Studio Transmitter Link, Houston, Texas (affiliated with KQQK(FM))

WPVA515		August 1, 2005
Aural Studio Transmitter Link, Houston, Texas (affiliated with KQQK(FM))

WPVC926		August 1, 2005
Broadcast Auxiliary Remote Pickup, Houston, Texas (affiliated with KQQK(FM))

ANNEX B TO AMENDMENT

Intentionally Omitted

ANNEX C TO AMENDMENT

Exhibit B-1 to FM Asset Purchase Agreement

Legal Opinion of Seller’s Counsel

ANNEX D TO AMENDMENT

Exhibit B-2 to FM Asset Purchase Agreement

Texas Legal Opinion of Seller’s Counsel

ANNEX E TO AMENDMENT

Exhibit D to FM Asset Purchase Agreement

Legal Opinion of LBI Entities’ Counsel

ANNEX F TO AMENDMENT

Schedule II

List of all Permits and FCC Licenses

License	File Number	Expiration Date
KEYH(AM)	BL-19971105KA	August 1, 2005
Main Station License, Houston, Texas

Above term is the original expiration for this license which covered BP-19970415AC. The prior license for KEYH(AM) was renewed on July 24, 1997, pursuant to File No. BR-19970401R4.

Towers are owned by Artlite Broadcasting, Inc. DBA = KEYH AM Radio (Registration Nos. 1047754, 1047755, 1047756, 1047757, 1047814).

WLG401		August 1, 2005
Aural Studio Transmitter Link, Bellaire, Texas (affiliated with KEYH(AM))

WLJ354		August 1, 2005
Aural Studio Transmitter Link, Bellaire, Texas (affiliated with KEYH(AM))

WPVC928		August 1, 2005
Broadcast Auxiliary Remote Pickup, Bellaire, Texas (affiliated with KEYH(AM))

KV4900		August 1, 2005
Broadcast Auxiliary Remote Pickup, Bellaire, Texas (affiliated with KEYH(AM))

ANNEX G TO AMENDMENT

Exhibit B-1 to AM Asset Purchase Agreement

Legal Opinion of Seller’s Counsel

ANNEX H TO AMENDMENT

Exhibit B-2 to AM Asset Purchase Agreement

Texas Legal Opinion of Seller’s Counsel

ANNEX I TO AMENDMENT

Exhibit D to AM Asset Purchase Agreement

Legal Opinion of LBI Entities’ Counsel